Exhibit 10.1
NORTHERN OIL AND GAS, INC.
4350 Baker Road, Suite 400
Minnetonka, Minnesota 55343
February 18, 2022
CONFIDENTIAL
TRT Holdings, Inc.
4001 Maple Avenue
Suite 600
Dallas, Texas 75219
Ladies and Gentlemen:
This amended and restated letter agreement (this “Agreement”), dated as of the date written above (the “Effective Date”), is by and among Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC and TRT Holdings, Inc. (together, “TRT”) and Northern Oil and Gas, Inc. (the “Company”) and, (i) solely for the purpose of the second sentence of Section 1(e) below, the TRT Nominee (as defined below), Michael T. Popejoy and Roy Ernie Easley, and (ii) solely for the purpose of acknowledging and agreeing to the deletion of Section 2 of the 2018 Agreement (as defined below), Bahram Akradi.
Recitals
a.    The Company and TRT have previously entered into that certain amended and restated letter agreement, dated as of May 15, 2018 (the “2018 Agreement”), that certain letter agreement, dated as of January 25, 2017 (the “2017 Agreement”), and that certain letter agreement dated January 2, 2015 (the “2015 Agreement,” and, together, with the 2017 Agreement and the 2018 Agreement, the “Prior Agreements”).
b.    The Company and TRT desire to amend and restate the Prior Agreements.
Agreement
In consideration of the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and, intending to be legally bound, the parties hereto hereby agree as follows:
1.    Board Nomination and Other Company Matters.
(a)    Subject to the terms set forth in Section 1(e), the Company and the Company’s Board of Directors (the “Board”) will take all necessary actions to nominate the TRT Nominee (as defined below) for election as an incumbent director of the Company at each annual meeting of the Company’s shareholders that occurs after the Effective Date (each, an “Annual Meeting”). Without limiting the generality of the foregoing and subject to the terms set forth in Section 1(e), the Company and the Board shall (i) cause the slate of nominees standing for election, and recommended by the Board, at each Annual Meeting to include the TRT Nominee, (ii) nominate and reflect in the Company’s proxy statement on Schedule 14A for each Annual Meeting (each, a “Company Proxy Statement”) the nomination of the TRT Nominee for election at such Annual Meeting as directors of the Company with a term expiring at the next Annual Meeting, (iii) recommend and reflect in the Company Proxy Statement for each Annual Meeting the recommendation of the TRT Nominee for election as directors of the Company at such Annual Meeting, and cause the Company to use its reasonable best efforts to solicit proxies in favor of the election of the TRT Nominee with respect to such Annual Meeting, and (iv) cause all proxies received by the Company with respect to each Annual Meeting to be voted in the manner specified by such proxies and cause all proxies for which a vote is not specified to be voted for the election of the TRT Nominee as directors of the Company.

(b)    Prior to the execution of this Agreement, the Company and the Board have determined that Michael Frantz (i) satisfies the requirements for being an independent director of the Company pursuant to applicable requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (the “SEC”) and is “independent” in accordance with the requirements of all applicable rules and policies of the Company, and (ii) is otherwise qualified to serve as a member of the Board.
(c)    Each of the Company and TRT agrees that the TRT Nominee, upon election or appointment to the Board, will serve as an integral member of the Board and, subject to the terms and conditions set forth in this Agreement, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest (including, when necessary under state law, obligations relating to recusal), fiduciary duties, trading and disclosure policies, and other governance guidelines, and will have the same rights and benefits, including with respect to insurance coverage, indemnification rights, exculpation, advancement of expenses, and compensation and fees, access to personnel and information as are applicable to all independent directors of the Company.
(d)    For purposes of this Agreement, the term “TRT Nominee” means Michael Frantz. If the TRT Nominee is not elected to the Board at an Annual Meeting or, after election to the Board, thereafter is removed, resigns, or is otherwise unable to serve as a director of the Company, except pursuant to Section 1(e), then TRT will be entitled to select a new designee to serve as a director, which designee (i) must qualify as an independent director of the Company pursuant to applicable requirements of the NYSE and the SEC and (ii) will be chosen by TRT subject to a determination by the Nominating and Governance Committee of the Board that such designee is eligible to serve as a director under applicable law, such determination to be made promptly, reasonably and in good faith on a basis reasonably consistent with the Company’s evaluation of all other directors, and the Board will promptly appoint such designee to the Board to serve until the next Annual Meeting after such appointment. Any such designee will be deemed the TRT Nominee for all purposes under this Agreement and TRT agrees to cause any designee appointed pursuant to this Section 1(e) to comply with all obligations of TRT and the TRT Nominee under this Agreement. The Company will take any action necessary or appropriate to facilitate the discharge of its obligations under this Section 1(e), including increasing the number of seats on the Board or amending the Company’s bylaws and its other governing documents, in each case, to the extent permissible under applicable law.
(e)    Notwithstanding anything to the contrary herein, if, at any time, TRT and its Affiliates Beneficially Own less than 5% of the outstanding shares of the Company’s common stock, par value $0.001 (the “Common Stock”), TRT will not be entitled to any representation on the Board. If TRT’s and its Affiliates’ Beneficial Ownership of outstanding shares of Common Stock falls below the aforementioned requisite threshold, (A) TRT will promptly notify the Company thereafter and, at the request of the Company, will promptly cause the TRT Nominee (and, at the request of the Company, any other TRT Nominees (as defined in the 2018 Agreement)) to resign, and (B) such TRT Nominee (and, at the request of the Company, any other TRT Nominees (as defined in the 2018 Agreement)) will promptly resign. For purposes of this Section 1(e) and Section 2, (1) the terms “Beneficially Own” and “Beneficial Ownership” will have the same meaning as “beneficial owner” set forth in Rule 13d-3 of the Exchange Act and (2) the term “Affiliates” will have the same meaning as such term set forth in Rule 12b-2 under the Exchange Act.
2.    Termination. This Agreement is effective as of the date hereof and shall terminate automatically on the first date that, pursuant to Section 1(e), TRT would no longer be entitled to any representation on the Board. Notwithstanding the foregoing, the provisions of the second sentence of Section 1(e), and any claim for breach of the covenants set forth in this Agreement, shall survive the termination of this Agreement.
3.    Miscellaneous.
(a)    No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written, and prior and contemporaneous oral, agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be modified or waived only by a separate writing executed by TRT and the Company expressly so modifying or waiving this Agreement.
(b)    Money damages would be an inadequate remedy for breach of this Agreement by TRT or the Company, as applicable, because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party in the event that this Agreement is breached, the irreparable injury that would be suffered by the non-breaching party in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that such injury would not be adequately compensable in damages. Therefore, TRT and the Company will be entitled to specific performance of this Agreement and injunctive or other equitable relief as a remedy for any such breach by TRT or the Company, as applicable, and TRT and the Company further waive any requirement for the securing or posting of any bond in connection with any such remedy and shall not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity. Such remedy shall not be deemed to be the sole or exclusive remedy for any breach of this Agreement by TRT or the Company, as applicable, but shall be in addition to all other remedies available at law or equity to the non-breaching party. The provisions of this Agreement shall be enforced to the fullest extent permissible under the law and public policies applied in the jurisdiction in which enforcement is sought. Accordingly, if any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Notwithstanding the foregoing, if such provision, covenant or restriction could be more narrowly drawn so as not to be invalid, prohibited or unenforceable, it shall be so narrowly drawn, without invalidating the remaining provisions of this Agreement.
(c)    This Agreement, and any claims arising out of, relating to or associated with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles or any other principle that could require the application of the laws of any other jurisdiction. Each of TRT and the Company (i) irrevocably agrees that any suit, action or proceeding arising out of, relating to or associated with this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery or any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom, (ii) consents to submit itself to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any suit, action or proceeding arising out of, relating to or associated with this Agreement in any court other than the aforesaid courts, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) irrevocably waives, and will not assert, to the fullest extent permitted by applicable law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(d)    Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either the Company or TRT without the prior written consent of the other parties, and any attempt to do so will be void. Subject to the preceding sentence, all the terms and provisions of this Agreement will inure to the benefit of and will be enforceable by the successors, assigns, heirs, executors and administrators of the Company and TRT, as applicable. Except as otherwise expressly set forth herein, nothing contained in this Agreement will create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or a successor, heir, executor, administrator (as applicable) or permitted assignee of such party.
(e)    Neither the Company nor TRT shall issue any press release or public announcement concerning this Agreement without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Company or TRT (as applicable), disclosure is otherwise required by applicable law or by the applicable rules of any stock exchange on which the Company lists securities or in order to comply with any covenants contained in any credit agreements or indentures.

(f)    The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if drafted jointly by the parties and no presumption or burden of proof must arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The word “including” means “including without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not mean simply “if.”
(g)    This Agreement may not be amended or otherwise modified except by a written agreement executed by the Company and TRT; provided that any amendment or modification of the second sentence of Section 1(e) shall require the prior written approval of the persons party to this Agreement for the sole purpose of such second sentence of Section 1(e).
(h)    This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. Signatures to this Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
[Signature Pages Follow]

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, which will constitute our agreement with respect to the matters set forth herein.

Very truly yours,
Northern Oil and Gas, Inc.

By:	/s/ Erik Romslo
Name: Erik Romslo
Title: Chief Legal Officer and Secretary
[Signature Page to Letter Agreement]

Confirmed and Agreed to:
TRT Holdings, Inc.

By:	/s/ Paul Jorge
Name:	Paul Jorge
Title:	Authorized Signatory

CRESTA INVESTMENTS, LLC

By:	/s/ Paul Jorge
Name:	Paul Jorge
Title:	Authorized Signatory

CRESTA GREENWOOD, LLC

By:	/s/ Paul Jorge
Name:	Paul Jorge
Title:	Authorized Signatory

[Signature Page to Letter Agreement]

ROBERT B ROWLING, an individual

/s/ Paul A. Jorge
By: Paul A. Jorge, attorney-in-fact
[Signature Page to Letter Agreement]

Solely for the purpose of the second sentence of Section 1(e):

/s/ Michael Popejoy
Michael Popejoy

/s/ Roy Ernie Easley
Roy Ernie Easley

TRT NOMINEE:

/s/ Micheal Frantz
Michael Frantz

Solely for the purpose of acknowledging and agreeing to the deletion of Section 2 of the 2018 Agreement:

/s/ Bahram Akradi
Bahram Akradi

[Signature Page to Letter Agreement]